UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2017

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events.

CIM Commercial Trust Corporation (the “Company”) completed its offering of Series L Preferred Stock, par value $0.001 per share (“Series L Preferred Stock”), on November 20, 2017 (the “Closing Day”).  On November 22, 2017, the net proceeds received from the offering of Series L Preferred Stock were converted from Israeli new shekels (“ILS”) into U.S. dollars (“USD”) as described in the Company’s Prospectus dated November 16, 2017 (the “Prospectus”).  Accordingly, the Initial Exchange Rate (as defined in the Prospectus) is 3.5243 ILS per USD and the initial Series L Stated Value (as defined in the Prospectus), as converted to USD, is $28.37 USD.

No later than five TASE Trading Days (as defined in the Prospectus) following: (1) the fifth anniversary of the Closing Day and (2) beginning in 2019, January 31st following any year prior to the fifth anniversary of the Closing Day in which the Series L Preferred Distribution (as defined in the Prospectus) is not paid in full, the Company will file a report with the Israel Securities Authority on MAGNA (or any successor system), provided that the Series L Preferred Stock is listed on the Tel Aviv Stock Exchange (TASE).  Such report will announce the occurrence of such event and will refer to the descriptions set forth under the captions “Description of our Capital Stock and the Securities Offered—Securities Offered in This Offering—Series L Preferred Stock—Redemption at the Option of a Holder” and “Description of our Capital Stock and the Securities Offered—Securities Offered in This Offering—Series L Preferred Stock—Redemption at the Option of the Company” in the Prospectus.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 27, 2017

CIM COMMERCIAL TRUST CORPORATION

	By:	/s/ David Thompson
David Thompson, Chief Financial Officer

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